EXHIBIT 99.1

FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	R. Kevin Matz Executive Vice President Shared Services (203) 849-7938

FTI Consulting, Inc. Investors: Nathan Elwell / Matt Steinberg (212) 850-5600

LAK Public Relations, Inc. Media: Lisa Linden / Mollie Fullington 212-575-4545 / 917-346-6123

EMCOR GROUP, INC. REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

- 2013 Revenue Growth of 1.1% to $6.42 billion -
- Quarter Four Operating Cash Flow - $82.0 million -
- Announces 2014 Revenue and Diluted EPS Guidance -

NORWALK, CONNECTICUT, February 25, 2014 - EMCOR Group, Inc. (NYSE: EME) today reported results for the fourth quarter and the year ended December 31, 2013.

For the fourth quarter of 2013, net income attributable to EMCOR was $45.9 million, or $0.68 per diluted share. Excluding several one-time charges discussed below, non-GAAP net income was $51.5 million, or $0.76 per diluted share, compared to non-GAAP net income of $50.6 million, or $0.75 per diluted share in the fourth quarter of 2012. Revenues in the fourth quarter of 2013 totaled $1.66 billion, compared to revenues of $1.61 billion in the year ago period.

Operating income for the fourth quarter of 2013 was $68.8 million, or 4.1% of revenues, which included operating losses and expenses aggregating approximately $7.2 million (including restructuring expenses of $2.1 million) primarily relating to the Company's decision to withdraw from the UK construction market. Excluding these losses and expense items, the Company's non-GAAP operating income for the fourth quarter of 2013 was $76.0 million, or 4.6% of revenues, compared to non-GAAP operating income in the 2012 fourth quarter of $84.4 million, or 5.3% of revenues, as adjusted to exclude 2012 UK construction operating losses.

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

Selling, general and administrative expenses for the 2013 fourth quarter were $163.2 million, or 9.8% of revenues, compared to $149.6 million, or 9.3% of revenues, in the year ago period.

The Company's income tax rate in the 2013 fourth quarter was 30.4%, compared to an income tax rate of 39.8% in the year ago period.

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EMCOR Reports Fourth Quarter Results	Page 2

Backlog as of December 31, 2013 was $3.36 billion, a decrease of 0.4% from $3.37 billion at the end of the 2012 fourth quarter. Fourth quarter backlog growth of $45 million in the Company's domestic operations nearly offset a backlog decline of $58 million related to the Company's decision to withdraw from the UK construction market. Backlog growth in the transportation, healthcare, water/wastewater and commercial sectors was more than offset by declines in the institutional and industrial sectors. Total backlog of $3.36 billion was a decrease of 0.9% from $3.39 billion compared to September 30, 2013.

Tony Guzzi, President and Chief Executive Officer of EMCOR Group commented, “Our performance in 2013 highlights the strength from the diversity of our business which insulates us from weakness in any one sector of the economy. Growth in the non-residential construction market remained sluggish, and we continue to contend with a slowdown in government spending. In spite of this, our U.S. electrical construction segment performed well, and we saw marked improvement in our building services segment. Although results in our U.S. mechanical construction segment were hindered by challenges related to two project write-downs in the year, we are confident that this segment will rebound in 2014."

Mr. Guzzi continued, “During 2013, we made several key strategic moves to position the Company for long-term success, most notably our mid-year acquisition of RepconStrickland and our second quarter decision to exit from the UK construction business. We are pleased with the progress made on the integration and performance of RepconStrickland to date which has been teamed with our Ohmstede subsidiary. We now have a market-leading industrial services business focused on refineries and petrochemical facilities. As we continue to focus on producing sustainable long-term growth, our new $1.1 billion credit agreement, announced in December, provides us with the financial flexibility needed to pursue strategic growth opportunities. Finally, by returning $38.2 million to our shareholders through our share repurchase program and dividends during 2013, we demonstrated our commitment to enhancing shareholder value.”

Mr. Guzzi concluded, “We are optimistic about our prospects for 2014, despite ongoing challenges in some markets. We anticipate that improvements in the non-residential construction cycle will lead to greater opportunities resulting in increased revenue growth. We continue to operate from a position of financial strength with a robust balance sheet and strong cash generation. Overall, we are now in a better position financially and operationally than we were at the same point last year and believe 2014 has the potential to be a strong year for EMCOR.”

Revenues for the 2013 full-year period increased 1.1% to $6.42 billion compared to $6.35 billion for the 2012 full-year period.

Net income attributable to EMCOR for the 2013 full-year period was $123.8 million, or $1.82 per diluted share. Excluding losses associated with the withdrawal from the UK construction market, transaction expenses associated with the acquisition of RepconStrickland, and UK restructuring expenses, non-GAAP net income was $151.2 million, or $2.22 per diluted share, compared to non-GAAP net income of $154.4 million, or $2.28 per diluted share, in the year ago period, excluding 2012 UK construction losses.

Operating income in the 2013 full-year period was $210.3 million, or 3.3% of revenues. Excluding the items mentioned in the immediately preceding paragraph, non-GAAP operating income for the 2013 full-year period was $246.5 million, or 3.9% of revenues, compared to non-GAAP operating income of $260.3 million, or 4.2% of revenues, in 2012.

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EMCOR Reports Fourth Quarter Results	Page 3

Please see the attached tables for a reconciliation of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share to the comparable GAAP figures.

For the 2013 full-year period, SG&A totaled $591.1 million, or 9.2% of revenues, compared to $556.2 million, or 8.8% of revenues, in 2012.

The Company noted that, based on the current size and mix of its backlog and assuming the continuation of current market conditions, it expects in 2014 revenues to be approximately $6.8 billion and diluted earnings per share to be between $2.40 to $2.70 excluding restructuring and other costs associated with the withdrawal from the UK construction market.

EMCOR Group, Inc. is a Fortune 500 worldwide leader in mechanical and electrical construction services, energy infrastructure and facilities services. This press release and other press releases may be viewed at the Company's Web site at www.emcorgroup.com.

EMCOR Group's fourth quarter conference call will be available live via internet broadcast today, Tuesday, February 25, at 10:30 AM Eastern Standard Time. You can access the live call through the Home Page of the Company's Web site at www.emcorgroup.com.

This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2013 Form 10-K and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.

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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS
(In thousands, except share and per share information)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(Unaudited)
	For the three months ended December 31,		For the twelve months ended December 31,
	2013	2012	2013	2012
Revenues	$1,662,937	$1,611,881	$6,417,158	$6,346,679
Cost of sales	1,428,862	1,383,432	5,604,100	5,540,325
Gross profit	234,075	228,449	813,058	806,354
Selling, general and administrative expenses	163,208	149,586	591,063	556,242
Restructuring expenses	2,061	—	11,703	145
Operating income	68,806	78,863	210,292	249,967
Interest expense	(2,791)	(1,815)	(8,769)	(7,275)
Interest income	266	391	1,128	1,556
Income before income taxes	66,281	77,439	202,651	244,248
Income tax provision	20,012	30,651	75,297	95,362
Net income including noncontrolling interests	46,269	46,788	127,354	148,886
Less: Net income attributable to noncontrolling interests	(348)	(378)	(3,562)	(2,302)
Net income attributable to EMCOR Group, Inc.	$45,921	$46,410	$123,792	$146,584

Basic earnings per common share	$0.69	$0.69	$1.85	$2.20
Diluted earnings per common share	$0.68	$0.68	$1.82	$2.16

Weighted average shares of common stock outstanding:
Basic	66,966,303	66,805,577	67,086,299	66,701,869
Diluted	67,950,697	67,801,701	68,076,841	67,738,418

Dividends declared per common share	$—	$0.36	$0.18	$0.51

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$439,813	$605,303
Accounts receivable, net	1,268,226	1,221,956
Costs and estimated earnings in excess of billings on uncompleted contracts	90,727	93,061
Inventories	52,123	50,512
Prepaid expenses and other	79,216	73,621
Total current assets	1,930,105	2,044,453
Investments, notes and other long-term receivables	6,799	4,959
Property, plant & equipment, net	123,414	116,631
Goodwill	834,825	566,588
Identifiable intangible assets, net	541,497	343,748
Other assets	29,275	30,691
Total assets	$3,465,915	$3,107,070
LIABILITIES AND EQUITY
Current liabilities:
Borrowings under revolving credit facility	$—	$—
Current maturities of long-term debt and capital lease obligations	19,332	1,787
Accounts payable	487,738	490,621
Billings in excess of costs and estimated earnings on uncompleted contracts	381,295	383,527
Accrued payroll and benefits	237,779	224,555
Other accrued expenses and liabilities	172,599	194,029
Total current liabilities	1,298,743	1,294,519
Borrowings under revolving credit facility	—	150,000
Long-term debt and capital lease obligations	335,331	4,112
Other long-term obligations	352,215	301,260
Total liabilities	1,986,289	1,749,891
Equity:
Total EMCOR Group, Inc. stockholders’ equity	1,466,265	1,346,080
Noncontrolling interests	13,361	11,099
Total equity	1,479,626	1,357,179
Total liabilities and equity	$3,465,915	$3,107,070

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2013 and 2012
(In thousands)

	2013	2012
Cash flows - operating activities:
Net income including noncontrolling interests	$127,354	$148,886
Depreciation and amortization	36,310	31,204
Amortization of identifiable intangible assets	31,028	29,762
Deferred income taxes	11,857	6,626
Excess tax benefits from share-based compensation	(4,624)	(7,083)
Equity income from unconsolidated entities	(1,048)	(930)
Other non-cash items	(6,262)	8,978
Distributions from unconsolidated entities	679	887
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(45,225)	(33,922)
Net cash provided by operating activities	150,069	184,408
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired, and related contingent consideration agreement	(454,671)	(20,613)
Proceeds from sale of property, plant and equipment	2,930	3,070
Purchase of property, plant and equipment	(35,497)	(37,875)
Investments in and advances to unconsolidated entities and joint ventures	(800)	—
Purchase of short-term investments	—	(22,433)
Maturity of short-term investments	4,616	35,305
Net cash used in investing activities	(483,422)	(42,546)
Cash flows - financing activities:
Proceeds from revolving credit facility	250,000	—
Repayments of revolving credit facility	(400,000)	—
Borrowings from long-term debt	350,000	—
Repayments of long-term debt	(3,013)	(40)
Repayments of capital lease obligations	(1,692)	(1,978)
Dividends paid to stockholders	(12,080)	(34,073)
Repurchase of common stock	(26,070)	(23,912)
Proceeds from exercise of stock options	5,172	8,786
Payments to satisfy minimum tax withholding	(927)	(1,654)
Issuance of common stock under employee stock purchase plan	2,854	2,549
Payments for contingent consideration arrangements	(537)	(5,748)
Distributions to noncontrolling interests	(1,300)	(1,600)
Excess tax benefits from share-based compensation	4,624	7,083
Net cash provided by (used in) financing activities	167,031	(50,587)
Effect of exchange rate changes on cash and cash equivalents	832	2,706
(Decrease) increase in cash and cash equivalents	(165,490)	93,981
Cash and cash equivalents at beginning of year	605,303	511,322
Cash and cash equivalents at end of period	$439,813	$605,303

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2013	2012
Revenues from unrelated entities:
United States electrical construction and facilities services	$361,307	$306,349
United States mechanical construction and facilities services	588,351	592,230
United States building services	433,586	465,977
United States industrial services	184,055	113,188
Total United States operations	1,567,299	1,477,744
United Kingdom construction and building services	95,638	134,137
Total worldwide operations	$1,662,937	$1,611,881

	For the twelve months ended December 31,
	2013	2012
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,345,750	$1,211,692
United States mechanical construction and facilities services	2,329,834	2,386,498
United States building services	1,794,978	1,807,917
United States industrial services	519,413	401,793
Total United States operations	5,989,975	5,807,900
United Kingdom construction and building services	427,183	538,779
Total worldwide operations	$6,417,158	$6,346,679

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands)

	(Unaudited)
	For the three months ended December 31,
	2013	2012
Operating income (loss):
United States electrical construction and facilities services	$29,967	$32,615
United States mechanical construction and facilities services	36,956	42,573
United States building services	14,297	9,637
United States industrial services	12,444	14,624
Total United States operations	93,664	99,449
United Kingdom construction and building services	(3,859)	(2,038)
Corporate administration	(18,938)	(18,548)
Restructuring expenses	(2,061)	—
Total worldwide operations	68,806	78,863
Other corporate items:
Interest expense	(2,791)	(1,815)
Interest income	266	391
Income before income taxes	$66,281	$77,439

	For the twelve months ended December 31,
	2013	2012
Operating income (loss):
United States electrical construction and facilities services	$98,114	$100,736
United States mechanical construction and facilities services	93,765	125,261
United States building services	67,225	43,290
United States industrial services	38,763	37,241
Total United States operations	297,867	306,528
United Kingdom construction and building services	(5,981)	7,052
Corporate administration	(69,891)	(63,468)
Restructuring expenses	(11,703)	(145)
Total worldwide operations	210,292	249,967
Other corporate items:
Interest expense	(8,769)	(7,275)
Interest income	1,128	1,556
Income before income taxes	$202,651	$244,248

EMCOR GROUP, INC.
RECONCILIATION OF 2013 AND 2012 OPERATING INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2013 and 2012 fourth quarter and year-to-date December 31, 2013 and 2012 operating income.  The following table provides a reconciliation between 2013 and 2012 operating income based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2013	2012	2013	2012
GAAP operating income	$68,806	$78,863	$210,292	$249,967
Transaction expenses related to the acquisition of RepconStrickland, Inc.	90	—	6,140	—
EMCOR UK construction losses	5,034	5,572	19,002	10,337
EMCOR UK restructuring expenses	2,066	—	11,056	—
Non-GAAP operating income, excluding RepconStrickland transaction expenses, UK losses and UK restructuring expenses	$75,996	$84,435	$246,490	$260,304

EMCOR GROUP, INC.
RECONCILIATION OF 2013 AND 2012 NET INCOME
(In thousands) (Unaudited)

In our press release, we provide actual 2013 and 2012 fourth quarter and year-to-date December 31, 2013 and 2012 net income attributable to EMCOR Group, Inc.  The following table provides a reconciliation between 2013 and 2012 net income attributable to EMCOR Group, Inc. based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2013	2012	2013	2012
GAAP net income attributable to EMCOR Group, Inc.	$45,921	$46,410	$123,792	$146,584
Transaction expenses related to the acquisition of RepconStrickland, Inc. (1)	107	—	4,363	—
EMCOR UK construction losses (2)	3,863	4,206	14,584	7,804
EMCOR UK restructuring expenses (3)	1,585	—	8,485	—
Non-GAAP net income attributable to EMCOR Group, Inc., excluding RepconStrickland transaction expenses, UK losses and UK restructuring expenses	$51,476	$50,616	$151,224	$154,388

(1) Amount is net of tax effect of $0.0 million in the quarter and $1.8 million in the twelve-month period.
(2)  Amount is net of tax effect of $1.2 million in the 2013 quarter and $4.4 million in the 2013 twelve-month period.
Amount is net of tax effect of $1.4 million in the 2012 quarter and $2.5 million in the 2012 twelve-month period.
(3) Amount is net of tax effect of $0.5 million in the quarter and $2.6 million in the twelve-month period.

EMCOR GROUP, INC.
RECONCILIATION OF 2013 AND 2012 DILUTED EARNINGS PER SHARE FIGURES
(Unaudited)

In our press release, we provide actual 2013 and 2012 fourth quarter and year-to-date December 31, 2013 and 2012 diluted earnings per share.  The following table provides a reconciliation between 2013 and 2012 EPS based on non-GAAP measures to the most direct comparable GAAP measures.

	For the three months ended December 31,		For the twelve months ended December 31,
	2013	2012	2013	2012
GAAP diluted earnings per common share	$0.68	$0.68	$1.82	$2.16
Transaction expenses related to the acquisition of RepconStrickland, Inc. (1)	0.00	—	0.06	—
EMCOR UK construction losses (2)	0.06	0.06	0.21	0.12
EMCOR UK restructuring expenses (3)	0.02	—	0.12	—
Non-GAAP diluted earnings per common share, excluding RepconStrickland transaction expenses, UK losses and UK restructuring expenses	$0.76	$0.75	$2.22	$2.28

(1) Amount is net of tax effect of $0.0 million in the quarter and $1.8 million in the twelve-month period.
(2)  Amount is net of tax effect of $1.2 million in the 2013 quarter and $4.4 million in the 2013 twelve-month period.
Amount is net of tax effect of $1.4 million in the 2012 quarter and $2.5 million in the 2012 twelve-month period.
(3) Amount is net of tax effect of $0.5 million in the quarter and $2.6 million in the twelve-month period.

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